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                               EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Firstbank Corporation on Form S-3, including the Prospectus for the Firstbank Corporation Dividend Reinvestment Plan, of our report dated January 19, 1996 on the 1995 consolidated financial statements of Firstbank Corporation, which report is included in the 1995 Annual Report on Form 10-K of Firstbank Corporation.



                                   /s/ Crowe, Chizek and Company LLP

                                   Crowe, Chizek and Company LLP


Grand Rapids, Michigan
October 28, 1996